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EXHIBIT 11

LANVISION SYSTEMS, INC.

For the three and nine months ended October 31, 2005 and 2004

                                                Three Months               Nine Months
                                          -----------------------   ------------------------
                                             2005         2004         2005          2004
                                          ----------   ----------   ----------   -----------
Net (loss)                                $ (454,469)  $ (156,401)  $ (211,719)  $(1,039,792)
                                          ==========   ==========   ==========   ===========
Average shares outstanding                 9,131,237    9,082,494    9,108,911     9,062,221
   Stock options & purchase plan:
   Total options & purchase plan shares           --           --           --            --
   Assumed treasury stock buyback                 --           --           --            --
Warrants assumed converted                        --           --           --            --
Convertible redeemable preferred
   stock assumed converted                        --           --           --            --
                                          ----------   ----------   ----------   -----------
Number of shares used in per
   common share computation                9,131,237    9,082,494    9,108,911     9,062,221
                                          ==========   ==========   ==========   ===========
Basic net (loss) per share of
   common stock                           $     (.05)  $    (0.02)  $    (0.02)  $     (0.11)
                                          ==========   ==========   ==========   ===========
Diluted net (loss) per share of
   common stock                           $     (.05)  $    (0.02)  $    (0.02)  $     (0.11)
                                          ==========   ==========   ==========   ===========


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